Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR FIRST QUARTER 2018

•	Diluted EPS of $0.59 or $0.62, as adjusted

•	Ending AUM of $58.5 billion and average AUM for the quarter of $59.2 billion

•	Net outflows of $95 million

•	Operating margin of 39.4% or 40.6%, as adjusted

NEW YORK, NY, April 18, 2018—Cohen & Steers, Inc. (NYSE: CNS) today reported its operating results for the quarter ended March 31, 2018.

Financial Highlights (Unaudited)

For the Periods

(in thousands, except percentages and per share data)	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
U.S. GAAP
Revenue (1)	$94,464	$99,454	$89,741
Expenses (1)	$57,245	$58,566	$54,213
Operating income	$37,219	$40,888	$35,528
Non-operating income (loss)	$(199)	$2,839	$227
Net income attributable to common stockholders (2)	$27,586	$20,398	$22,985
Diluted earnings per share	$0.59	$0.43	$0.49
Operating margin	39.4%	41.1%	39.6%

As Adjusted (3)
Net income attributable to common stockholders	$29,009	$26,055	$21,916
Diluted earnings per share	$0.62	$0.55	$0.47
Operating margin	40.6%	41.5%	39.6%
_________________________

(1)    The presentation of prior period amounts has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018.
(2)    Net income for the first quarter of 2018 reflected the lower U.S. federal statutory tax rate of 21% due to the Tax Cuts and Jobs Act. The fourth quarter of 2017 reflected a tax charge of $12.7 million attributable to the Tax Cuts and Jobs Act, partially offset by the release of certain tax reserves and other tax-related items aggregating to $5.6 million.
(3)    The “As Adjusted” amounts represent non-GAAP financial measures. Refer to pages 12-13 for reconciliations to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the first quarter of 2018 was $94.5 million, a decrease of 5% from $99.5 million for the fourth quarter of 2017. Lower average assets under management coupled with two fewer days during the quarter resulted in the following changes in investment advisory and administration fees:

•	Institutional account revenue decreased by approximately $835,000 to $25.2 million;

•	Open-end fund revenue decreased $2.2 million to $40.1 million; and

•	Closed-end fund revenue decreased $1.2 million to $19.2 million.
Expenses
Expenses for the first quarter of 2018 were $57.2 million, a decrease of 2% from $58.6 million for the fourth quarter of 2017. The change was primarily due to:

•	Lower employee compensation and benefits of $1.2 million, primarily due to the sequential decline in revenue;

•
Lower distribution and service fees expense of $771,000, primarily due to lower average assets under management in U.S. open-end funds combined with a continued shift in mix into lower cost share classes; and

•
Higher general and administrative expenses of approximately $699,000, including expenses of approximately $871,000 associated with the evaluation of a potential business transaction that the Company did not pursue.

Operating Margin
Operating margin was 39.4% for the first quarter of 2018, compared with 41.1% for the fourth quarter of 2017.
Non-operating Income
Non-operating loss for the first quarter of 2018 was approximately $199,000, compared with a non-operating gain of $2.8 million for the fourth quarter of 2017. The change was primarily due to a decrease in the fair value of the Company's seed investments during the first quarter of 2018, compared with the fourth quarter of 2017.
Income Taxes
The effective tax rate for the first quarter of 2018 was 22.7%, compared with 52.9% for the fourth quarter of 2017. The effective tax rate for the first quarter of 2018 differed from the U.S. federal statutory rate of 21% primarily due to state and foreign taxes, net of a benefit related to the delivery of restricted stock units. The effective tax rate for the fourth quarter of 2017 differed from the U.S. federal statutory rate of 35% due to the tax charges associated with the Tax Cuts and Jobs Act enacted on December 22, 2017, net of the release of certain tax reserves.

As Adjusted
The term “As Adjusted” is used to identify non-GAAP financial information in the discussion below. Refer to pages 12-13 for reconciliations to the most directly comparable U.S. GAAP financial measures.
Revenue
Revenue, as adjusted, for the first quarter of 2018 was $94.4 million, compared with $99.3 million for the fourth quarter of 2017.
Revenue, as adjusted, excluded investment advisory and administration fees attributable to the consolidation of certain of the Company's seed investments for all periods presented.
Expenses
Expenses, as adjusted, for the first quarter of 2018 were $56.1 million, compared with $58.1 million for the fourth quarter of 2017.
Expenses, as adjusted, excluded general and administrative expenses attributable to the consolidation of certain of the Company's seed investments for all periods presented, expenses incurred during the first quarter of 2018 associated with the evaluation of a potential business transaction that the Company did not pursue and employee compensation and benefits related to the accelerated vesting of certain restricted stock units due to retirements for the fourth quarter of 2017.
Operating Margin
Operating margin, as adjusted, for the first quarter of 2018 was 40.6%, compared with 41.5% for the fourth quarter of 2017.
Non-Operating Income
Non-operating income, as adjusted, for the first quarter of 2018 was approximately $518,000, compared with approximately $618,000 for the fourth quarter of 2017.
Non-operating income, as adjusted, excluded amounts attributable to the Company's seed investments for all periods presented.
Income Taxes
The effective tax rate, as adjusted, for the first quarter of 2018 was approximately 25.3%, compared with approximately 37.8% for the fourth quarter of 2017.
The effective tax rate, as adjusted, for the first quarter of 2018 excluded the income tax effects related to the delivery of restricted stock units and other non-GAAP adjustments.
The effective tax rate, as adjusted, for the fourth quarter of 2017 excluded the tax effects from the enactment of the Tax Cuts and Jobs Act, the release of certain tax reserves, other tax-related items and the tax effects of other non-GAAP adjustments.

Assets Under Management Highlights (Unaudited)
(in millions)	At
By Investment Vehicle	March 31, 2018	December 31, 2017	% Change
Institutional accounts	$27,438	$29,396	(6.7%)
Open-end funds	22,136	23,304	(5.0%)
Closed-end funds	8,888	9,406	(5.5%)
Total	$58,462	$62,106	(5.9%)

By Investment Strategy
U.S. real estate	$24,705	$27,580	(10.4%)
Preferred securities	13,012	13,018	—%
Global/international real estate	10,965	11,108	(1.3%)
Global listed infrastructure	6,758	6,932	(2.5%)
Other	3,022	3,468	(12.9%)
Total	$58,462	$62,106	(5.9%)

Assets under management at March 31, 2018 were $58.5 billion, a decrease of $3.6 billion from $62.1 billion at December 31, 2017. The decrease was primarily driven by market depreciation of $2.6 billion and distributions of $934 million.
Institutional Accounts
Assets under management in institutional accounts at March 31, 2018 were $27.4 billion, a decrease of 6.7% from $29.4 billion at December 31, 2017. The change was primarily due to the following:

•	Japan subadvisory:

◦
Net outflows of $336 million, including $384 million from U.S. real estate, partially offset by net inflows of $37 million into global/international real estate and $14 million into preferred securities;

◦	Market depreciation of $646 million, including $552 million from U.S. real estate, $75 million from global/international real estate and $14 million from preferred securities; and

◦	Distributions of $600 million, including $555 million from U.S. real estate and $42 million from global/international real estate.

•	Subadvisory excluding Japan:

◦
Net outflows of $34 million, including $196 million from commodities (included in "Other" in the table above), partially offset by net inflows of $85 million into global/international real estate and $74 million into global listed infrastructure; and

◦	Market depreciation of $215 million, including $87 million from global/international real estate, $62 million from global listed infrastructure and $55 million from U.S. real estate.

•	Advisory:

◦	Net inflows of $278 million, including $139 million into U.S. real estate, $80 million into global listed infrastructure and $50 million into preferred securities; and

◦	Market depreciation of $405 million, including $196 million from U.S. real estate, $86 million from global listed infrastructure, $70 million from global/international real estate.

Open-end Funds
Assets under management in open-end funds at March 31, 2018 were $22.1 billion, a decrease of 5.0% from $23.3 billion at December 31, 2017. The change was primarily due to the following:

•	Market depreciation of $959 million, including $766 million from U.S. real estate and $139 million from preferred securities; and

•	Distributions of $206 million, including $110 million from preferred securities and $73 million from U.S. real estate.
Closed-end Funds
Assets under management in closed-end funds at March 31, 2018 were $8.9 billion, a decrease of 5.5% from $9.4 billion at December 31, 2017. The decrease was the result of market depreciation of $390 million and distributions of $128 million.
Investment Performance at March 31, 2018

% of Total AUM in Outperforming Strategies[1]

1-Year
83%
67%
96%
3/31/2016
3/31/2017
3/31/2018
3-Year
98%
96%
93%
3/31/2016
3/31/2017
3/31/2018
5-Year
73%
77%
99%
3/31/2016
3/31/2017
3/31/2018
10-Year
100%
94%
100%
3/31/2016
3/31/2017
3/31/2018

% of U.S. Open-End Fund AUM by Morningstar Rating[2]
As of 3/31/2018

Not Rated
1 or 2 Star
3 Star
4 or 5 Star
5%
1%
8%
86%

_________________________

(1)
Past performance is no guarantee of future results. Outperformance is determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to the performance of each account's reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
© 2018 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period at March 31, 2018. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Balance Sheet Information
Cash, cash equivalents and seed investments at March 31, 2018 were $232 million. Stockholders' equity at March 31, 2018 was $284 million and the Company had no debt.
Conference Call Information
Cohen & Steers will host a conference call tomorrow, April 19, 2018 at 9:00 a.m. (ET) to discuss the Company's first quarter results. Investors and analysts can access the live conference call by dialing 800-676-6259 (U.S.) or +1-303-223-2693 (international); passcode: 21887303. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call is available on the Company's website at www.cohenandsteers.com under “Company - Investor Relations - Press Releases.”
A replay of the call will be available for two weeks starting at approximately 11:00 a.m. (ET) on April 19, 2018 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21887303. Internet access to the webcast, which includes audio (listen-only), will be available on the Company's website at www.cohenandsteers.com under “Company - Investor Relations - Overview.” The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views with respect to, among other things, the Company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the Company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company's Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended (1)			% Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Revenue
Investment advisory and administration fees	$84,434	$88,647	$79,608
Distribution and service fees	7,400	7,880	7,396
Portfolio consulting and other	2,630	2,927	2,737
Total revenue	94,464	99,454	89,741	(5.0%)	5.3%
Expenses
Employee compensation and benefits	31,156	32,395	29,383
Distribution and service fees	12,842	13,613	13,163
General and administrative	12,185	11,486	10,556
Depreciation and amortization	1,062	1,072	1,111
Total expenses	57,245	58,566	54,213	(2.3%)	5.6%
Operating income	37,219	40,888	35,528	(9.0%)	4.8%
Non-operating income (loss)
Interest and dividend income—net	1,801	1,623	499
Gain (loss) from investments—net	(4,502)	1,283	19
Other gains (losses)—net	2,502	(67)	(291)
Total non-operating income (loss)	(199)	2,839	227	*	*
Income before provision for income taxes	37,020	43,727	35,755	(15.3%)	3.5%
Provision for income taxes	8,096	22,921	12,811
Net income	28,924	20,806	22,944	39.0%	26.1%
Less: Net (income) loss attributable to redeemable noncontrolling interest	(1,338)	(408)	41
Net income attributable to common stockholders	$27,586	$20,398	$22,985	35.2%	20.0%

Earnings per share attributable to common stockholders
Basic	$0.59	$0.44	$0.50	34.4%	18.9%
Diluted	$0.59	$0.43	$0.49	35.7%	18.6%

Dividends declared per share
Quarterly	$0.33	$0.28	$0.28	17.9%	17.9%
Special	$—	$1.00	$—	(100.0%)	—%

Weighted average shares outstanding
Basic	46,683	46,407	46,243
Diluted	47,152	47,300	46,603
_________________________

*     Not meaningful.
(1)    The presentation of prior period amounts has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018. In addition, certain prior period amounts have been reclassified to conform with the current period presentation. Amounts reclassified had no impact on net income and diluted earnings per share for all historical periods presented.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Institutional Accounts
Assets under management, beginning of period	$29,396	$29,631	$28,659
Inflows	743	411	844
Outflows	(835)	(999)	(529)
Net inflows (outflows)	(92)	(588)	315
Market appreciation (depreciation)	(1,266)	980	643
Distributions	(600)	(627)	(811)
Transfers	—	—	129
Total increase (decrease)	(1,958)	(235)	276
Assets under management, end of period	$27,438	$29,396	$28,935	(6.7%)	(5.2%)
Percentage of total assets under management	46.9%	47.3%	49.4%
Average assets under management	$27,783	$29,478	$29,019	(5.8%)	(4.3%)

Open-end Funds
Assets under management, beginning of period	$23,304	$22,516	$19,576
Inflows	2,535	2,654	2,316
Outflows	(2,538)	(1,839)	(1,726)
Net inflows (outflows)	(3)	815	590
Market appreciation (depreciation)	(959)	548	498
Distributions	(206)	(575)	(174)
Transfers	—	—	(129)
Total increase (decrease)	(1,168)	788	785
Assets under management, end of period	$22,136	$23,304	$20,361	(5.0%)	8.7%
Percentage of total assets under management	37.9%	37.5%	34.8%
Average assets under management	$22,299	$23,080	$20,122	(3.4%)	10.8%

Closed-end Funds
Assets under management, beginning of period	$9,406	$9,374	$8,963
Inflows	—	—	—
Outflows	—	—	—
Net inflows (outflows)	—	—	—
Market appreciation (depreciation)	(390)	172	377
Distributions	(128)	(140)	(122)
Total increase (decrease)	(518)	32	255
Assets under management, end of period	$8,888	$9,406	$9,218	(5.5%)	(3.6%)
Percentage of total assets under management	15.2%	15.1%	15.8%
Average assets under management	$9,091	$9,444	$9,149	(3.7%)	(0.6%)

Total
Assets under management, beginning of period	$62,106	$61,521	$57,198
Inflows	3,278	3,065	3,160
Outflows	(3,373)	(2,838)	(2,255)
Net inflows (outflows)	(95)	227	905
Market appreciation (depreciation)	(2,615)	1,700	1,518
Distributions	(934)	(1,342)	(1,107)
Total increase (decrease)	(3,644)	585	1,316
Assets under management, end of period	$58,462	$62,106	$58,514	(5.9%)	(0.1%)
Average assets under management	$59,173	$62,002	$58,290	(4.6%)	1.5%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Japan Subadvisory
Assets under management, beginning of period	$11,458	$12,275	$13,699
Inflows	69	66	411
Outflows	(405)	(560)	(105)
Net inflows (outflows)	(336)	(494)	306
Market appreciation (depreciation)	(646)	304	196
Distributions	(600)	(627)	(811)
Total increase (decrease)	(1,582)	(817)	(309)
Assets under management, end of period	$9,876	$11,458	$13,390	(13.8%)	(26.2%)
Percentage of institutional assets under management	36.0%	39.0%	46.3%
Average assets under management	$10,165	$11,790	$13,507	(13.8%)	(24.7%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,597	$6,260	$5,892
Inflows	281	216	185
Outflows	(315)	(153)	(143)
Net inflows (outflows)	(34)	63	42
Market appreciation (depreciation)	(215)	274	194
Total increase (decrease)	(249)	337	236
Assets under management, end of period	$6,348	$6,597	$6,128	(3.8%)	3.6%
Percentage of institutional assets under management	23.1%	22.4%	21.2%
Average assets under management	$6,408	$6,417	$6,041	(0.1%)	6.1%

Advisory
Assets under management, beginning of period	$11,341	$11,096	$9,068
Inflows	393	129	248
Outflows	(115)	(286)	(281)
Net inflows (outflows)	278	(157)	(33)
Market appreciation (depreciation)	(405)	402	253
Transfers	—	—	129
Total increase (decrease)	(127)	245	349
Assets under management, end of period	$11,214	$11,341	$9,417	(1.1%)	19.1%
Percentage of institutional assets under management	40.9%	38.6%	32.5%
Average assets under management	$11,210	$11,271	$9,471	(0.5%)	18.4%

Total Institutional Accounts
Assets under management, beginning of period	$29,396	$29,631	$28,659
Inflows	743	411	844
Outflows	(835)	(999)	(529)
Net inflows (outflows)	(92)	(588)	315
Market appreciation (depreciation)	(1,266)	980	643
Distributions	(600)	(627)	(811)
Transfers	—	—	129
Total increase (decrease)	(1,958)	(235)	276
Assets under management, end of period	$27,438	$29,396	$28,935	(6.7%)	(5.2%)
Average assets under management	$27,783	$29,478	$29,019	(5.8%)	(4.3%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
U.S. Real Estate
Assets under management, beginning of period	$27,580	$28,233	$28,927
Inflows	1,323	1,166	1,441
Outflows	(1,611)	(1,549)	(1,157)
Net inflows (outflows)	(288)	(383)	284
Market appreciation (depreciation)	(1,758)	753	398
Distributions	(670)	(1,023)	(890)
Transfers	(159)	—	—
Total increase (decrease)	(2,875)	(653)	(208)
Assets under management, end of period	$24,705	$27,580	$28,719	(10.4%)	(14.0%)
Percentage of total assets under management	42.3%	44.4%	49.1%
Average assets under management	$25,194	$28,085	$28,943	(10.3%)	(13.0%)

Preferred Securities
Assets under management, beginning of period	$13,018	$12,709	$9,880
Inflows	1,200	1,138	1,099
Outflows	(996)	(808)	(686)
Net inflows (outflows)	204	330	413
Market appreciation (depreciation)	(227)	138	389
Distributions	(142)	(159)	(122)
Transfers	159	—	—
Total increase (decrease)	(6)	309	680
Assets under management, end of period	$13,012	$13,018	$10,560	—%	23.2%
Percentage of total assets under management	22.3%	21.0%	18.0%
Average assets under management	$12,968	$12,932	$10,224	0.3%	26.8%

Global/International Real Estate
Assets under management, beginning of period	$11,108	$10,445	$9,403
Inflows	464	555	389
Outflows	(287)	(315)	(200)
Net inflows (outflows)	177	240	189
Market appreciation (depreciation)	(257)	487	234
Distributions	(63)	(64)	(41)
Total increase (decrease)	(143)	663	382
Assets under management, end of period	$10,965	$11,108	$9,785	(1.3%)	12.1%
Percentage of total assets under management	18.7%	17.9%	16.7%
Average assets under management	$10,895	$10,729	$9,909	1.5%	10.0%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Global Listed Infrastructure
Assets under management, beginning of period	$6,932	$6,771	$5,697
Inflows	251	153	157
Outflows	(73)	(79)	(41)
Net inflows (outflows)	178	74	116
Market appreciation (depreciation)	(307)	154	433
Distributions	(45)	(67)	(42)
Total increase (decrease)	(174)	161	507
Assets under management, end of period	$6,758	$6,932	$6,204	(2.5%)	8.9%
Percentage of total assets under management	11.6%	11.2%	10.6%
Average assets under management	$6,863	$6,845	$5,927	0.3%	15.8%

Other
Assets under management, beginning of period	$3,468	$3,363	$3,291
Inflows	40	53	74
Outflows	(406)	(87)	(171)
Net inflows (outflows)	(366)	(34)	(97)
Market appreciation (depreciation)	(66)	168	64
Distributions	(14)	(29)	(12)
Total increase (decrease)	(446)	105	(45)
Assets under management, end of period	$3,022	$3,468	$3,246	(12.9%)	(6.9%)
Percentage of total assets under management	5.1%	5.6%	5.5%
Average assets under management	$3,253	$3,411	$3,287	(4.6%)	(1.0%)

Total
Assets under management, beginning of period	$62,106	$61,521	$57,198
Inflows	3,278	3,065	3,160
Outflows	(3,373)	(2,838)	(2,255)
Net inflows (outflows)	(95)	227	905
Market appreciation (depreciation)	(2,615)	1,700	1,518
Distributions	(934)	(1,342)	(1,107)
Total increase (decrease)	(3,644)	585	1,316
Assets under management, end of period	$58,462	$62,106	$58,514	(5.9%)	(0.1%)
Average assets under management	$59,173	$62,002	$58,290	(4.6%)	1.5%

Non-GAAP Reconciliations
Management believes that use of the following non-GAAP financial measures enhances the evaluation of the Company's results, as they provide greater transparency into the Company's operating performance. In addition, these non-GAAP financial measures are used to prepare the Company's internal management reports and are used by management in evaluating the Company's business.
While management believes that this non-GAAP financial information is useful in evaluating the Company's results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted, and Earnings per Share, As Adjusted

For the Periods

(in thousands, except per share data)	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net income attributable to common stockholders, U.S. GAAP	$27,586	$20,398	$22,985
Deconsolidation (1)	481	(1,216)	(312)
Results from seed investments (2)	1,774	(471)	(68)
Accelerated vesting of restricted stock units (3)	—	224	—
General and administrative (4)	871	—	(68)
Tax adjustments (5)	(1,703)	7,120	(621)
Net income attributable to common stockholders, as adjusted	$29,009	$26,055	$21,916

Diluted weighted average shares outstanding	47,152	47,300	46,603
Diluted earnings per share, U.S. GAAP	$0.59	$0.43	$0.49
Deconsolidation (1)	0.01	(0.03)	(0.01)
Results from seed investments (2)	0.04	(0.01)	—	*
Accelerated vesting of restricted stock units (3)	—	0.01	—
General and administrative (4)	0.02	—	—	*
Tax adjustments (5)	(0.04)	0.15	(0.01)
Diluted earnings per share, as adjusted	$0.62	$0.55	$0.47
_________________________

*     Amounts round to less than $0.01 per share.
(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(2)     Represents (i) dividend income and realized (gains) losses on seed investments in Company-sponsored funds, (ii) the Company's proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized (gains) losses and (iii) realized and unrealized (gains) losses from individual investment securities held for purposes of establishing a performance track record.
(3)    Represents amounts related to the accelerated vesting of certain restricted stock units due to retirements.
(4)    Represents expenses for the first quarter of 2018 associated with the evaluation of a potential business transaction that the Company did not pursue and the refund of foreign withholding taxes for the first quarter of 2017.
(5)    Tax adjustments are summarized in the following table:

(in thousands)	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Transition tax	$—	$8,432	$—
Remeasurement of deferred and other tax balances	—	4,300	—
Tax reserves	—	(4,737)	(700)
Other tax-related items	(1,003)	(826)	78
Tax-effect of non-GAAP adjustments	(700)	(49)	1
Total tax adjustments	$(1,703)	$7,120	$(621)

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted, and Operating Margin, As Adjusted

For the Periods

(in thousands, except percentages)	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenue, U.S. GAAP (1)	$94,464	$99,454	$89,741
Deconsolidation (2)	(51)	(148)	(66)
Revenue, as adjusted	$94,413	$99,306	$89,675

Expenses, U.S. GAAP (1)	$57,245	$58,566	$54,213
Deconsolidation (2)	(251)	(274)	(121)
Accelerated vesting of restricted stock units (3)	—	(224)	—
General and administrative (4)	(871)	—	68
Expenses, as adjusted	$56,123	$58,068	$54,160

Operating income, U.S. GAAP	$37,219	$40,888	$35,528
Deconsolidation (2)	200	126	55
Accelerated vesting of restricted stock units (3)	—	224	—
General and administrative (4)	871	—	(68)
Operating income, as adjusted	$38,290	$41,238	$35,515

Operating margin, U.S. GAAP	39.4%	41.1%	39.6%
Operating margin, as adjusted	40.6%	41.5%	39.6%
_________________________

(1)    The presentation of prior period amounts has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018.
(2)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(3)    Represents amounts related to the accelerated vesting of certain restricted stock units due to retirements.
(4)    Represents expenses for the first quarter of 2018 associated with the evaluation of a potential business transaction that the Company did not pursue and the refund of foreign withholding taxes for the first quarter of 2017.

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

For the Periods

(in thousands)	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Non-operating income (loss), U.S. GAAP	$(199)	$2,839	$227
Deconsolidation (1)	(1,057)	(1,750)	(326)
Results from seed investments (2)	1,774	(471)	(68)
Non-operating (loss) income, as adjusted	$518	$618	$(167)
_________________________

(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(2)    Represents (i) dividend income and realized (gains) losses on seed investments in Company-sponsored funds, (ii) the Company's proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized (gains) losses and (iii) realized and unrealized (gains) losses from individual investment securities held for purposes of establishing a performance track record.